MERRILL LYNCH
INTERNATIONAL
EQUITY FUND




FUND LOGO




Annual Report
May 31, 1999




Officers and Trustees
Terry K. Glenn, President and Trustee
Donald Cecil, Trustee
Roland M. Machold, Trustee
Edward H. Meyer, Trustee
Charles C. Reilly, Trustee
Richard R. West, Trustee
Arthur Zeikel, Trustee
Edward D. Zinbarg, Trustee
Clive D. Lang, Senior Vice President and
  Portfolio Manager
Donald C. Burke, Vice President and
  Treasurer
Ira P. Shapiro, Secretary

Custodian
Brown Brothers Harriman & Co.
40 Water Street
Boston, MA 02109

Transfer Agent
Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863





This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.


Merrill Lynch
International
Equity Fund
Box 9011
Princeton, NJ
08543-9011



Printed on post-consumer recycled paper



MERRILL LYNCH INTERNATIONAL EQUITY FUND


International
Stock Market
Performance

Bar Graph Depicting Total Return in US Dollars* of the Fund's Top
Country Positions For the Three-Month Period Ended May 31, 1999

Switzerland       - 6.4%
Italy             - 4.7%
Spain             - 3.6%
Germany           - 2.7%
United Kingdom    + 1.2%
Netherlands       + 1.3%
France            + 2.1%
Sweden            + 5.4%
Canada            +11.5%
Japan             +11.9%

Source: Morgan Stanley Capital International World (Ex-US) Index.

[FN]
*For the three-month period ended May 31, 1999, total investment return in US dollars for the Morgan Stanley Capital International World (Ex-US) Index was +3.15%.



Merrill Lynch International Equity Fund, May 31, 1999



DEAR SHAREHOLDER

Fiscal Year in Review
Once again we are looking back upon a year of remarkable events in the world's equity markets. Over the 12 months ended May 31, 1999, the unmanaged Morgan Stanley Capital International (MSCI) World (Ex-US) Index returned +3.88% in US dollar terms. Over the same period, the unmanaged MSCI Emerging Markets Index returned +3.46% in US dollar terms.

However, these results mask wide divergences between some of the world's equity markets. Within the developed market universe, the Pacific Basin, excluding Japan, rose by +23.6%, while Japan itself gained 20.8%. These advances were matched in the Asian emerging markets, which collectively rose by 27.6%. (References to markets are measured by Morgan Stanley indexes and are in US dollar terms). Outside Japan, the gains marked the early stages of recovery from the crises that had severely hit these markets over the previous 12 months. The economies in the region benefited from global monetary easing, initiated in the United States with two interest rate cuts in October 1998, and followed by similar cuts in nearly all other major countries.

Within the Asian region, improving trade figures, greater currency stability and falling interest rates formed a base for recovery. The recovery was also assisted by International Monetary Fund (IMF) funding and, in many countries, a clear political will to adhere to the conditions set by the IMF for improving the domestic financial systems. Most notable among the successes was South Korea where the government's efforts were also rewarded with significant re-rating of their sovereign debt. This market rose by 184.1% over the year to May 31, 1999. Among the largest gains in the developed markets were the +52.6% and +49.4% increases recorded by Singapore and Hong Kong, respectively.

Notwithstanding the outperformance produced by Asian stock markets, problems remain in that there is still too much production capacity and the ever-present threat of deflation. These issues hang over the whole region, including Japan. However, Japan has also been showing some sporadic signs of recovery, such as in the housing sector, triggered by the various stimulative packages implemented by the government. In contrast, Japanese exports have not been helped by the extreme volatility in the yen during the latter half of calendar year 1998, reaching a trough of YEN 147/US$1 in mid-August 1998 and appreciating by over 24% to YEN 111/US$1 in early January 1999. Much of the early yen appreciation followed the narrowing of Japanese government bond yields relative to US Treasury securities.

In contrast with Asia, equity markets in other major regions performed poorly over the year as a whole. Continental European developed markets actually fell by 4.2% over the year, while the United Kingdom rose by 5.8%. Eastern European and Middle Eastern emerging markets were just in positive territory, but Latin American emerging markets fell by 4.8%. The Russian debt default in August 1998 overshadowed Eastern European equity markets for much of the fiscal year.

In January 1999, Europe saw the introduction of the euro as a common currency for 11 countries, including Germany, France, Italy, the Netherlands and Spain. This region had performed particularly well in the 12 months leading up to the launch of the new currency and had reached extremely high valuation levels amid great optimism regarding the benefits of the single currency. However, the collapse of the Russian financial markets led to massive losses for more European banks and sharp falls on European equity markets. The region's stock markets have underperformed for much of the fiscal year, a trend that has been exacerbated for US dollar-based investors by a 12% depreciation of the euro since its launch through May month-end.

The Latin American equity markets were strong relative performers from June 1998 through August 1998. Subsequently, the current account deficits in most of these countries and defaults on some Brazilian local government bonds impacted both currencies (Brazil was forced to float the real in January) and equity markets. However, Latin American markets rallied sharply after the real's devaluation, aided by signs that the recession in Brazil may be a brief one.

Throughout all of these events, the US economy continued to grow and prosper. The strength of the US equity market underpinned the US consumer-spending boom--a boom so strong that for the first time in over 20 years the US savings ratio became negative. Until recently, the complete absence of tangible signs of inflation, combined with the need for the US economic engine to power the rest of the world, helped keep US bond yields on a flat to downward trend. However, this downward bias was reversed by May month-end, with the US central bank acknowledging that the next change in interest rates is more likely to be upward.

Total returns for Merrill Lynch International Equity Fund's Class A, Class B, Class C and Class D Shares for the 12 months ended May 31, 1999 were -0.35%, -1.36%, -1.50% and -0.70%, respectively. This compares with the return for the unmanaged MSCI World (Ex-US) Index of +3.88% over the same period. (Fund results do not reflect sales charges, and would be lower if sales charges were included. Complete performance information can be found on pages 4--6 of this report to shareholders.)

For the first part of the fiscal year, Merrill Lynch International Equity Fund maintained a significant emerging markets exposure. This emerging markets exposure negatively impacted performance from mid-July 1998 until early October 1998. However, at the end of July, we moved to align the Fund's holdings more closely with a new benchmark, the unmanaged MSCI World (Ex-US) Index. This US dollar-based Index is comprised of developed markets around the world and is commonly used as a benchmark by international equity funds. As a result of this change in our benchmark, we began to reduce the Fund's holdings in emerging markets.

For most of the year under review, the Fund was underweighted in Continental Europe, which benefited performance. However, the bias toward value stocks in our European investments in the second half of 1998 was a significant drag on the Fund's performance. We became more positive on the UK market in late 1998 and increased exposure there, based on the belief that investors had underestimated both the scope of interest rate cuts and the impact these would have on ensuring that the UK economy would avoid recession. In May, we reversed this position since it became clear that investors had caught up with the reality of a stronger economy. Around the same time, we increased exposure to Germany because we believed that the general pessimism toward the German economy was overdone considering the weaker currency, lower interest rates and easier fiscal policy at a time of rising global demand expectations.

The Fund has been almost neutral in Japan for most of the period (although it had a much higher weighting than most international funds) and moved to an overweight position in March, just as the market began a period of outperformance. We believed that investor perception toward the Japanese market would begin to improve, despite the many well-known pressures that are faced there. In addition to an improving stock market, the yen proved the strongest of the major currencies over this period, despite consensus expectations to the contrary.

The change in Federal Reserve Board policy in October, followed by virtually every other central bank, sparked a major rally in global markets in late 1998, which has been extended in 1999 by consistent upgrading of forecasts for the world economy. Our low cash position throughout this period benefited the Fund's performance.


Portfolio Matters
During the quarter ended May 31, 1999, the Fund continued to experience a sharp improvement in performance relative to its benchmark, a trend that began in November 1998. For example, the Fund's Class A Shares returned +7.89% for the six-month period ended May 31, 1999, while the MSCI World (Ex-US) Index returned +4.43%. In the first quarter of 1999, we became positive on the prospects for the global economy. As a result, we began to raise exposure to commodity stocks and commodity-linked economies. At the same time, we focused on purchasing value stocks (as opposed to growth stocks) as well as smaller-capitalization stocks around the world. All of these decisions continued to enhance the Fund's performance during the quarter ended May 31, 1999, as was the case during the prior three-month period.

The improvement in the Fund's performance relative to its benchmark also coincided with the completion of various changes in our portfolio management strategy, which we initiated in April 1998. These changes included the resetting of the benchmark and more closely coordinating our bottom-up stock selection process with the top-down asset allocation process. This approach has enabled us to implement a more integrated investment strategy, which we are pleased is beginning to result in improved absolute and relative returns for the Fund.

Over recent months some trends have started to emerge in global equity markets. We expect a continuation for the time being of the upswing in those asset classes that were out of favor for so long, such as industrial cyclical sectors and value stocks, especially in Continental Europe. The emerging markets of Asia have already started their recoveries. There are also signs that commodity markets are beginning to pick up. However, we currently do not expect inflation to re-emerge as a major problem for global equity markets.

Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director



(Clive D. Lang)
Clive D. Lang
Senior Vice President and
Portfolio Manager



July 15, 1999



Merrill Lynch International Equity Fund, May 31, 1999



PERFORMANCE DATA

About Fund Performance

Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing SM System, which offers four pricing alternatives:

* Class A Shares incur a maximum initial sales charge (front-end load) of 5.25% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors, as detailed in the Fund's prospectus. If you were a Class A shareholder on October 21, 1994, your Class A Shares were redesignated to Class D Shares on October 21, 1994. However, in the case of certain eligible investors, the shares were simultaneously exchanged for Class A Shares.

* Class B Shares are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first year, decreasing 1% each year thereafter to 0% after the fourth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately 8 years. (There is no initial sales charge for automatic share conversions.)

* Class C Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

* Class D Shares incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.



Total Return
Based on a
$10,000
Investment

A line graph depicting the growth of an investment in the Fund's Class A Shares and Class C Shares compared to growth of an investment in the Morgan Stanley Capital International World (Ex-US) Index and the Financial Times/S&P--Actuaries World (Ex-US) Index.
Beginning and Ending Values are:

                                        10/21/94**       5/99

ML International Equity Fund++--
Class A Shares*                          $ 9,475        $10,673

ML International Equity Fund++--
Class C Shares*                          $10,000        $10,743

Morgan Stanley Capital International
World (Ex-US) Index++++                  $10,000        $13,931

Financial Times/S&P--
Actuaries World (Ex-US) Index+++++       $10,000        $13,532



A line graph depicting the growth of an investment in the Fund's Class B Shares and Class D Shares compared to growth of an investment in the Morgan Stanley Capital International World (Ex-US) Index and the Financial Times/S&P--Actuaries World (Ex-US) Index.
Beginning and ending values are:


                                        7/30/93**        5/99

ML International Equity Fund++--
Class B Shares*                          $10,000        $12,499

ML International Equity Fund++--
Class D Shares*                          $ 9,475        $12,385

Morgan Stanley Capital International
World (Ex-US) Index++++                  $10,000        $16,245

Financial Times/S&P--
Actuaries World (Ex-US) Index++++        $10,000        $15,618

[FN]
     *Assuming maximum sales charge, transaction costs and other operating expenses, including advisory fees.
    **Commencement of operations.
    ++Merrill Lynch International Equity Fund invests in a diversified portfolio of equity securities of issuers located in countries other than the United States.
  ++++During the Fund's fiscal year ended May 31, 1999, the Fund's primary performance benchmark was changed from a Composite Index (based on the Financial Times/Standard & Poor's (FT/S&P)--Actuaries World (Ex-US) Index and the IFC Investables Index of emerging equity markets) to the Morgan Stanley Capital International World (Ex-US) Index, expressed in US dollar terms. This unmanaged market capitalization-weighted Index is comprised of a representative sampling of stocks in 21 countries (excluding the United States) and is widely used as a benchmark by internationally invested equity funds. The starting date for the Index in the Class A and Class C Shares graph is from 10/31/94.
++++++This unmanaged capitalization-weighted Index is comprised of over 1,632 companies in 28 countries, excluding the United States.



Average Annual
Total Return


                                        % Return Without    % Return With
                                          Sales Charge       Sales Charge**

Class A Shares*

Year Ended 3/31/99                            -1.62%            -6.78%
Inception (10/21/94) through 3/31/99          +2.56             +1.33

[FN]
 *Maximum sales charge is 5.25%.
**Assuming maximum sales charge.


                                        % Return        % Return
                                       Without CDSC     With CDSC**

Class B Shares*

Year Ended 3/31/99                         -2.71%         -6.48%
Five Years Ended 3/31/99                   +2.25          +2.25
Inception (7/30/93) through 3/31/99        +3.91          +3.91

[FN]
 *Maximum contingent deferred sales charge is 4% and is reduced to 0% after 4 years.
**Assuming payment of applicable contingent deferred sales charge.

                                        % Return        % Return
                                       Without CDSC    With CDSC**

Class C Shares*

Year Ended 3/31/99                         -2.77%         -3.71%
Inception (10/21/94) through 3/31/99       +1.50          +1.50

[FN]
 *Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**Assuming payment of applicable contingent deferred sales charge.



                                     % Return Without    % Return With
                                       Sales Charge       Sales Charge**

Class D Shares*

Year Ended 3/31/99                         -1.96%            -7.11%
Five Years Ended 3/31/99                   +3.04             +1.94
Inception (7/30/93) through 3/31/99        +4.72             +3.73

[FN]
 *Maximum sales charge is 5.25%.
**Assuming maximum sales charge.



Merrill Lynch International Equity Fund, May 31, 1999


PERFORMANCE DATA (concluded)


Recent
Performance
Results

                                                                12 Month        3 Month       Since Inception
                                                              Total Return    Total Return      Total Return
ML International Equity Fund Class A Shares*                     -0.35%           +6.64%          +12.64%
ML International Equity Fund Class B Shares*                     -1.36            +6.38           +24.99
ML International Equity Fund Class C Shares*                     -1.50            +6.36            +7.43
ML International Equity Fund Class D Shares*                     -0.70            +6.60           +30.72
Morgan Stanley Capital International World (Ex-US) Index**       +3.88            +3.15       +39.31/+62.45


 *Investment results shown do not reflect sales charges; results shown would be lower if a sales charge was included. Total investment returns are based on changes in the Fund's net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's since inception periods are Class A & Class C Shares, from 10/21/94 to 5/31/99 and Class B & Class D Shares, from 7/30/93 to 5/31/99.
**An unmanaged capitalization-weighted index comprised of a representative sampling of stocks in 21 countries, excluding the United States. Since inception total returns are for the periods from 10/31/94 to 5/31/99 and from 7/31/93 to 5/31/99, respectively.



SCHEDULE OF INVESTMENTS                                          (in US dollars)

                                    Shares                                                                    Value       Percent of
AFRICA       Industries              Held               Investments                          Cost           (Note 1a)     Net Assets
South        Gold Mines              16,750   ++Anglo American PLC                       $    554,329     $    760,715      0.4%
Africa                               22,500     AngloGold Limited (ADR)(a)                    474,181          452,812      0.2

                                                Total Investments in Africa                 1,028,510        1,213,527      0.6

EUROPE

Austria      Banking                  8,000     Bank Austria AG                               475,077          410,476      0.2

             Building Materials       1,200     Wienerberger Baustoffindustrie AG             222,217          210,672      0.1
             & Components

                                                Total Investments in Austria                  697,294          621,148      0.3


Belgium      Equity Basket           26,200     MSCI Belgium OPALS 'B' (c)                  2,108,576        2,052,508      1.0

                                                Total Investments in Belgium                2,108,576        2,052,508      1.0

Denmark      Equity Basket            5,900      MSCI Denmark OPALS 'B' (c)(d)                 824,643          816,678    0.4

                                                 Total Investments in Denmark                  824,643          816,678    0.4


Finland      Equity Basket            6,000      MSCI Finland OPALS 'B' (c)                  1,182,540        1,632,000    0.8

                                                 Total Investments in Finland                1,182,540        1,632,000    0.8


France       Aerospace & Military    10,000      Thomson CSF                                   320,258          322,487    0.2
             Technology

             Automobiles              2,500      PSA Peugeot Citroen                           471,467          370,975    0.2

             Banking                  7,000      Banque Nationale de Paris (BNP)               620,881          591,052    0.3
                                      7,000      Compagnie Financiere de Paribas (CFP)         385,970          760,760    0.4
                                      2,500      Societe Generale 'A'                          473,888          455,097    0.2
                                                                                          ------------     ------------   ----
                                                                                             1,480,739        1,806,909    0.9

             Building Materials       4,900      Compagnie de Saint Gobain                     798,256          770,635    0.4
             & Components             5,600      Lafarge SA (Ordinary)                         545,276          505,613    0.2
                                                                                          ------------     ------------   ----
                                                                                             1,343,532        1,276,248    0.6

             Business & Public        2,000      Cap Gemini SA                                 305,732          288,629    0.1
             Services                 6,900      Suez Lyonnaise des Eaux                     1,294,400        1,145,748    0.6
                                     17,100      Vivendi                                     1,285,332        1,268,735    0.6
                                     17,100      Vivendi (Rights)(e)                                 0           17,691    0.0
                                                                                          ------------     ------------   ----
                                                                                             2,885,464        2,720,803    1.3

             Electrical &             8,800      Schneider SA                                  510,583          524,172    0.3
             Electronics

             Energy Equipment         6,000      Coflexip                                      468,504          490,314    0.2
             & Services

             Energy Sources           7,000      Elf Aquitaine SA                              907,905        1,015,322    0.5
                                      9,200    ++Total SA 'B'                                1,018,195        1,120,031    0.5
                                                                                          ------------     ------------   ----
                                                                                             1,926,100        2,135,353    1.0

             Food & Household         3,100      Groupe Danone SA                              775,231          855,228    0.4
             Products

             Health & Personal          800      L'Oreal                                       416,060          482,790    0.2
             Care                     7,500      Rhone-Poulenc SA                              360,390          356,606    0.2
                                                                                          ------------     ------------   ----
                                                                                               776,450          839,396    0.4
             Industrial Components    6,500      Compagnie Generale des Etablissements
                                                 Michelin 'B'                                  303,446          287,187    0.1

             Insurance               13,500      Axa                                         1,625,130        1,558,879    0.8

             Manufacturing           31,600    ++Sanofi-Synthelabo SA                        1,273,280        1,334,089    0.7

             Merchandising            6,600      Carrefour SA                                  772,515          867,643    0.4
                                      5,300      Pinault-Printemps-Redoute SA                  839,432          904,437    0.4
                                        850      Promodes                                      511,743          556,044    0.3
                                                                                          ------------     ------------   ----
                                                                                             2,123,690        2,328,124    1.1

             Metals--Steel           30,000      Usinor SA                                     375,250          409,431    0.2

             Recreation/Other         1,500      LVMH (Louis Vuitton Moet Hennessy)            269,594          418,679    0.2
             Consumer Goods

             Telecommunications      18,282      France Telecom SA                           1,222,342        1,404,195    0.7

                                                 Total Investments in France                18,151,060       19,082,469    9.3


Germany      Automobiles             31,000      DaimlerChrysler AG                          2,620,035        2,680,686    1.3
                                     11,000      Volkswagen AG                                 853,181          682,803    0.3
                                                                                          ------------     ------------   ----
                                                                                             3,473,216        3,363,489    1.6

             Banking                 25,461      Deutsche Bank AG                            1,691,074        1,330,337    0.7
                                     16,400      HypoVereinsbank AG                          1,208,965          887,748    0.4
                                                                                          ------------     ------------   ----
                                                                                             2,900,039        2,218,085    1.1

             Chemicals               23,300      BASF AG                                     1,015,132          908,199    0.4
                                     26,200      Bayer AG                                    1,063,036        1,021,237    0.5
                                      9,000      Hoechst AG                                    401,392          401,593    0.2
                                                                                          ------------     ------------   ----
                                                                                             2,479,560        2,331,029    1.1

Merrill Lynch International Equity Fund, May 31, 1999



SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

EUROPE                              Shares                                                                Value          Percent of
(continued)  Industries              Held         Investments                               Cost        (Note 1a)        Net Assets
Germany      Electrical &            23,500      Siemens AG                               $  1,611,964     $  1,583,959    0.8%
(concluded)  Electronics

             Equity Basket           12,000      MSCI European Auto Sector
             Insurance                           OPALS 'B' (c)                               1,086,120          990,000    0.5
                                      6,650      Allianz AG (Registered Shares)              2,007,417        1,820,704    0.9
                                      5,350      Axa Colonia Konzern AG                        589,391          503,168    0.2
                                                                                          ------------     ------------   ----
                                                                                             2,596,808        2,323,872    1.1

             Merchandising              950      Karstadt AG                                   443,706          393,129    0.2

             Metals--Steel           50,500    ++Thyssen Krupp AG                            1,094,511          997,400    0.5

             Telecommunications      44,400      Deutsche Telekom AG                         1,447,242        1,774,724    0.9
                                     12,750      Mannesmann AG                               1,483,713        1,745,411    0.8
                                                                                          ------------     ------------   ----
                                                                                             2,930,955        3,520,135    1.7

             Transportation          25,000      Deutsche Lufthansa AG (Registered
             --Airlines                          Shares)                                       594,697          538,175    0.3

             Utilities--             18,500      RWE AG                                        897,802          828,398    0.4
             Electrical & Gas        10,400      RWE AG (Preferred)                            312,319          305,391    0.1
                                     17,500      Veba AG                                     1,116,987        1,000,326    0.5
                                                                                          ------------     ------------   ----
                                                                                             2,327,108        2,134,115    1.0

                                                 Total Investments in Germany               21,538,684       20,393,388    9.9


Greece       Telecommunications      10,500      Hellenic Telecommunication
                                                 Organization SA (OTE)                         300,227          228,070    0.1

                                                 Total Investments in Greece                   300,227          228,070    0.1


Hungary      Banking                 22,799      OTP Bank Rt. (GDR)(b)                       1,090,598          986,057    0.5

             Energy Sources          41,194      MOL Magyar Olaj-es Gazipari Rt.
                                                 (GDR)(b)                                    1,028,196          988,656    0.5

             Health & Personal        3,500      EGIS Rt.                                      124,535           73,091    0.0
             Care

                                                 Total Investments in Hungary                2,243,329        2,047,804    1.0


Ireland      Banking                 27,500      Bank of Ireland                               599,634          517,427    0.2

             Building Materials &    21,000      CRH PLC                                       229,577          362,732    0.2
             Components

                                                 Total Investments in Ireland                  829,211          880,159    0.4


Italy        Banking                 60,000      Istituto Bancario San Paolo di Torino       1,080,426          811,965    0.4
                                    230,000      Unicredito Italiano SpA                     1,283,688        1,083,978    0.5
                                                                                          ------------     ------------   ----
                                                                                             2,364,114        1,895,943    0.9

             Energy Sources         310,000      ENI SpA                                     2,109,005        1,940,461    0.9

             Insurance               50,000      Assicurazioni Generali                      2,155,175        1,781,725    0.9

             Telecommunications     170,000      Telecom Italia SpA                          1,808,038        1,755,182    0.9
                                    272,230      Telecom Italia SpA--RNC                     1,369,324        1,482,143    0.7
                                                                                          ------------     ------------   ----
                                                                                             3,177,362        3,237,325    1.6

                                                 Total Investments in Italy                  9,805,656        8,855,454    4.3


Netherlands  Appliances &            20,300    ++Koninklijke (Royal) Philips
             Household                           Electronics NV                              1,321,586        1,744,810    0.8
             Durables

             Banking                 64,000      ABN AMRO Holding NV                         1,352,150        1,421,200    0.7

             Business &              31,500      TNT Post Group NV                             923,025          793,312    0.4
             Public Services

             Energy Sources          28,300      Royal Dutch Petroleum Company               1,267,201        1,579,225    0.8

             Financial Services      38,000      ING Groep NV                                1,906,054        2,035,138    1.0

             Food & Household         9,821      Unilever NV 'A'                               883,923          654,291    0.3
             Products

             Telecommunications      20,000      KPN NV                                        932,963          967,670    0.5

                                                 Total Investments in the Netherlands        8,586,902        9,195,646    4.5


Norway       Equity Basket           10,500      MSCI Norway OPALS 'B' (c)(d)                  907,305          926,730    0.4

                                                 Total Investments in Norway                   907,305          926,730    0.4


Poland       Banking                 14,000      Bank Rozwoju Eksportu SA (BRE)                454,573          376,571    0.2

             Multi-Industry           7,000      Elektrim Spolka Akcyjna SA                     96,855           81,825    0.0

                                                 Total Investments in Poland                   551,428          458,396    0.2


Portugal     Equity Basket           23,200      MSCI Portugal OPALS 'B' (c)(d)              1,908,523        1,574,120    0.8

                                                 Total Investments in Portugal               1,908,523        1,574,120    0.8


Spain        Banking                 72,000      Banco Santander Central Hispano, SA         1,349,127        1,504,800    0.7

             Construction &           8,400    ++Dragados & Construcciones, SA                 273,191          290,991    0.2
             Housing                  4,650      Fomento de Construcciones y
                                                 Contratas, SA                                 285,018          267,745    0.1
                                                                                          ------------     ------------   ----
                                                                                               558,209          558,736    0.3

             Energy Sources          29,400      Repsol, SA                                    541,637          533,351    0.3

             Equity Basket            8,800      MSCI Spain OPALS 'B' (c)(d)                 1,035,760        1,033,736    0.5

             Telecommunications      30,600    ++Telefonica, SA                              1,372,142        1,470,302    0.7
                                        612    ++Telefonica, SA (New Shares)                         0           29,406    0.0
                                                                                          ------------     ------------   ----
                                                                                             1,372,142        1,499,708    0.7

             Utilities--             64,000      Endesa, SA                                  1,534,158        1,365,021    0.7
             Electrical & Gas

                                                 Total Investments in Spain                  6,391,033        6,495,352    3.2


Sweden       Appliances &            32,000      Electrolux AB 'B'                             320,540          621,341    0.3
             Household
             Durables

             Automobiles             13,000      Volvo AB 'B'                                  342,974          330,496    0.2

             Banking                 20,000      Skandinaviska Enskilda Banken (SEB) 'A'       256,142          242,566    0.1
                                     19,000      Svenska Handelsbanken 'A'                     799,284          687,988    0.4
                                                                                          ------------     ------------   ----
                                                                                             1,055,426          930,554    0.5

             Electrical &            63,000      Telefonaktiebolaget LM Ericsson 'B'         1,638,313        1,686,122    0.8
             Electronics

             Equity Basket            8,000      MSCI Sweden OPALS 'B' (c)(d)                1,620,141        1,722,000    0.8

             Forest Products         10,000      Svenska Cellulosa AB (SCA) 'B'                260,930          233,236    0.1
             & Paper

             Merchandising           28,000      Hennes & Mauritz AB 'B'                       621,203          630,204    0.3

                                                 Total Investments in Sweden                 5,859,527        6,153,953    3.0


Merrill Lynch International Equity Fund, May 31, 1999


SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

EUROPE                              Shares                                                                Value          Percent of
(concluded)  Industries              Held                Investments                       Cost         (Note 1a)        Net Assets
Switzerland  Banking                  3,450      Credit Suisse Group (Registered
                                                 Shares)                                  $    391,197     $    601,085    0.3%
                                      3,000      UBS AG (Registered Shares)                    679,122          871,795    0.4
                                                                                          ------------     ------------   ----
                                                                                             1,070,319        1,472,880    0.7

             Food & Household           550      Nestle SA (Registered Shares)               1,121,182          992,604    0.5

             Products

             Health & Personal          950      Novartis AG (Registered Shares)             1,819,986        1,384,089    0.7
             Care                       130      Roche Holding AG                            1,531,761        1,381,197    0.6
                                                                                          ------------     ------------   ----
                                                                                             3,351,747        2,765,286    1.3

             Insurance                  190      Schweizerische Rueckversicherungs-
                                                 Gesellschaft (SwissRe) (Registered
                                                 Shares)                                       475,839          361,887    0.2
                                        600      Zurich Allied AG                              388,861          354,241    0.2
                                                                                          ------------     ------------   ----
                                                                                               864,700          716,128    0.4

             Telecommunications       4,150    ++Swisscom AG (Registered Shares)             1,464,565        1,500,657    0.7

                                                 Total Investments in Switzerland            7,872,513        7,447,555    3.6


United       Aerospace &            128,000      British Aerospace PLC                         938,080          843,896    0.4
Kingdom      Military
             Technology

             Banking                 32,000      Abbey National PLC                            727,686          660,975    0.3
                                     40,000      Bank of Scotland                              390,811          556,577    0.3
                                     32,000      Barclays PLC                                  960,990          969,943    0.5
                                     32,724      HSBC Holdings PLC                             872,235        1,092,491    0.5
                                     86,000      Lloyds TSB Group PLC                        1,046,912        1,136,051    0.6
                                     37,500      National Westminster Bank PLC                 762,141          859,844    0.4
                                                                                          ------------     ------------   ----
                                                                                             4,760,775        5,275,881    2.6

             Beverages &             55,000      Cadbury Schwepps PLC                          418,012          372,739    0.2
             Tobacco                147,000      Diageo PLC                                  1,552,799        1,545,246    0.7
                                                                                          ------------     ------------   ----
                                                                                             1,970,811        1,917,985    0.9

             Broadcasting &          82,500      WPP Group PLC                                 691,724          665,779    0.3
             Publishing

             Building Materials      65,000      RMC Group PLC                                 650,705          866,970    0.4
             & Components

             Business &              80,000      Securicor PLC                                 731,416          717,338    0.3
             Public Services        137,500      Shanks & McEwan Group PLC                     439,604          512,984    0.3
                                                                                          ------------     ------------   ----
                                                                                             1,171,020        1,230,322    0.6

             Construction &          50,000      The Berkeley Group PLC                        472,917          551,613    0.3
             Housing

             Data Processing &       82,500      Computacenter PLC                             593,469          541,606    0.3
             Reproduction

             Energy                  60,000      British Energy PLC                            690,635          535,601    0.2

             Energy Sources         227,500      BP Amoco PLC                                3,442,237        4,068,929    2.0

             Financial Services      52,000    ++Halifax                                       733,039          671,095    0.3
                                     20,000      Schroders PLC                                 463,483          415,992    0.2
                                                                                          ------------     ------------   ----
                                                                                             1,196,522        1,087,087    0.5

             Food & Household       142,285      Unilever PLC                                1,506,372        1,250,769    0.6
             Products

             Health &                35,000      AstraZeneca Group PLC                       1,459,753        1,390,402    0.7
             Personal Care           49,000      Glaxo Wellcome PLC                          1,340,866        1,374,598    0.7
                                    124,000      Nycomed Amersham PLC                          847,113          882,549    0.4
                                    101,100      SmithKline Beecham PLC                      1,180,981        1,317,714    0.6
                                                                                          ------------     ------------   ----
                                                                                             4,828,713        4,965,263    2.4

             Industrial             110,000      BBA Group PLC                                 687,759          778,503    0.4
             Components

             Insurance               60,000      Prudential Corporation PLC                    891,134          791,153    0.4
                                    177,273      Royal & Sun Alliance Insurance
                                                 Group PLC                                   1,687,434        1,449,050    0.7
                                     25,515      Sun Life and Provincial Holdings PLC          130,968          192,732    0.1
                                                                                          ------------     ------------   ----
                                                                                             2,709,536        2,432,935    1.2

             Leisure & Tourism       30,000      Bass PLC                                      430,432          442,412    0.2
                                     90,000      Carlton Communications PLC                    914,642          716,937    0.4
                                                                                          ------------     ------------   ----
                                                                                             1,345,074        1,159,349    0.6

             Machinery &             30,000      GKN PLC                                       451,084          500,775    0.2
             Engineering

             Merchandising          220,000      ASDA Group PLC                                516,140          623,507    0.3

                                     14,000      Dixons Group PLC                              287,876          251,292    0.1
                                    130,000      The Great University Stores PLC             1,443,447        1,386,319    0.7
                                     75,000      J Sainsbury PLC                               473,055          455,742    0.2
                                    625,000      Tesco PLC                                   1,834,371        1,818,863    0.9
                                                                                          ------------     ------------   ----
                                                                                             4,554,889        4,535,723    2.2

             Metals--                24,000      Rio Tinto PLC (Registered Shares)             292,913          351,624    0.2
             Nonferrous

             Miscellaneous          137,500      Rexam PLC                                     454,432          543,808    0.3
             Materials
             & Commodities

             Multi-Industry         126,321      BTR Siebe PLC                                 891,688          575,444    0.3

             Telecommunications     165,000      British Telecommunications PLC              2,697,243        2,750,301    1.3
                                     50,000      Cable & Wireless PLC                          587,713          616,462    0.3
                                    130,000      Vodafone Group PLC                          2,297,366        2,474,975    1.2
                                                                                          ------------     ------------   ----
                                                                                             5,582,322        5,841,738    2.8

             Transportation          47,000      British Airways PLC                           293,807          337,149    0.2
             --Airlines

             Utilities--            130,000      BG PLC                                        748,224          714,495    0.3
             Electrical & Gas        50,000      National Power PLC                            402,782          389,292    0.2
                                     50,000      Scottish Power PLC                            490,957          430,723    0.2
                                                                                          ------------     ------------   ----
                                                                                             1,641,963        1,534,510    0.7

                                                 Total Investments in the
                                                 United Kingdom                             41,819,447       42,393,259   20.6


                                                 Total Investments in Europe               131,577,898      131,254,689   63.8

LATIN
AMERICA

Brazil       Equity Basket           55,000      MSCI Brazil OPALS (c)                       2,325,000        2,072,950    1.0

                                                 Total Investments in Brazil                 2,325,000        2,072,950    1.0


Chile        Financial Services      24,750    ++Genesis Chile Fund                            657,113          730,125    0.4

                                                 Total Investments in Chile                    657,113          730,125    0.4


Merrill Lynch International Equity Fund, May 31, 1999


SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

LATIN
AMERICA                        Shares Held/                                                                    Value      Percent of
(concluded)  Industries        Face Amount               Investments                         Cost            (Note 1a)    Net Assets
Mexico       Foreign              1,923,000      Mexican Par Bond (Rights)(h)             $          0     $          0    0.0%
             Government       US$ 1,250,000      United Mexican States, 'C', 5.87438%
             Bonds                               due 12/31/2019 (i)                          1,028,957        1,037,519    0.5

                                                 Total Investments in Mexico                 1,028,957        1,037,519    0.5


                                                 Total Investments in Latin America          4,011,070        3,840,594    1.9

MIDDLE
EAST

Israel       Multi-Industry           8,109      Koor Industries Limited (ADR)(a)              189,021          174,850    0.1

                                                 Total Investments in the Middle East          189,021          174,850    0.1

NORTH
AMERICA

Canada       Aerospace &             27,760      Bombardier Inc. 'B'                           414,903          432,305    0.2
             Military
             Technology

             Banking                  3,360      Bank of Montreal                              152,087          128,985    0.1
                                      7,210      Royal Bank of Canada                          373,444          330,959    0.2
                                      5,140      The Toronto-Dominion Bank                     251,695          271,943    0.1
                                                                                          ------------     ------------   ----
                                                                                               777,226          731,887    0.4

             Beverages &             12,090      Seagram Company                               546,887          633,070    0.3
             Tobacco

             Broadcasting &          17,980    ++Rogers Communications, Inc. 'B'               303,365          371,705    0.2
             Publishing

             Business & Public       34,890      Laidlaw Inc.                                  266,696          246,757    0.1
             Services

             Electrical &             6,470    ++Newbridge Networks Corporation                231,614          178,854    0.1
             Electronics

             Energy Sources           8,590      Alberta Energy Company Ltd.                   250,523          248,266    0.1
                                     22,520    ++Renaissance Energy Ltd.                       249,931          286,382    0.1
                                      9,120      Suncor Energy, Inc.                           317,446          344,520    0.2
                                                                                          ------------     ------------   ----
                                                                                               817,900          879,168    0.4

             Forest Products         21,410      Abitibi-Consolidated Inc.                     211,012          219,851    0.1
             & Paper

             Gold Mines              18,210      Placer Dome Inc.                              232,730          203,090    0.1

             Merchandising            6,510      Canadian Tire Corp. 'A'                       182,127          194,348    0.1

             Metals--Nonferrous      14,730      Inco Limited                                  192,638          210,357    0.1

             Telecommunications       8,160      BCE Inc.                                      347,449          376,509    0.2
                                     15,450      Nortel Networks Corporation                   895,401        1,161,508    0.5
                                      7,190      Teleglobe Inc.                                225,453          218,071    0.1
                                                                                          ------------     ------------   ----
                                                                                             1,468,303        1,756,088    0.8

                                                 Total Investments in North America          5,645,401        6,057,480    2.9

PACIFIC
BASIN/ASIA

Australia    Banking                 41,200      National Australia Bank Limited               636,110          668,759    0.3
                                     45,000      Westpac Banking Corporation Limited           263,144          308,815    0.2
                                                                                          ------------     ------------   ----
                                                                                               899,254          977,574    0.5

             Beverages & Tobacco     44,000      Foster's Brewing Group Limited                128,992          124,926    0.1

             Broadcasting &          93,800      The News Corporation Limited                  622,921          776,868    0.4
             Publishing              31,500      The News Corporation Limited
                                                 (Preferred)                                   176,160          240,941    0.1
                                     19,500      Publishing & Broadcasting Limited             131,298          122,836    0.0
                                                                                          ------------     ------------   ----
                                                                                               930,379        1,140,645    0.5

             Building Materials      81,000      Pioneer International Limited                 186,121          188,645    0.1
             & Components

             Business & Public        6,000      Brambles Industries Limited                   126,371          160,423    0.1
             Services

             Chemicals               31,500      Orica Limited                                 172,256          174,544    0.1
             Energy Sources          51,000      Broken Hill Proprietary Company
                                                 Limited                                       405,710          524,752    0.2
                                     23,600      Woodside Petroleum Limited                    132,030          147,444    0.1
                                                                                          ------------     ------------   ----
                                                                                               537,740          672,196    0.3

             Gold Mines              80,000    ++Newcrest Mining                               128,357          149,158    0.1
                                     93,000      Normandy Mining Limited                        87,548           67,533    0.0
                                                                                          ------------     ------------   ----
                                                                                               215,905          216,691    0.1

             Insurance               23,500    ++AMP Limited                                   292,275          256,433    0.1
                                     42,800      National Mutual Holdings Limited               77,827           70,839    0.0
                                     33,800      QBE Insurance Group Limited                   124,451          132,672    0.1
                                                                                          ------------     ------------   ----
                                                                                               494,553          459,944    0.2

             Merchandising           18,800      Coles Myer Limited                             88,247           98,552    0.0
                                     35,000      Woolworths Limited                            121,337          117,004    0.1
                                                                                          ------------     ------------   ----
                                                                                               209,584          215,556    0.1

             Metals--Nonferrous     200,000      M.I.M. Holdings Limited                        95,962          108,597    0.1
                                     67,500      WMC Limited                                   258,654          250,820    0.1
                                                                                          ------------     ------------   ----
                                                                                               354,616          359,417    0.2

             Real Estate             24,700      Lend Lease Corporation Limited                310,759          313,609    0.1
                                     18,700      Westfield Holdings Limited                     88,767          110,714    0.1
                                                                                          ------------     ------------   ----
                                                                                               399,526          424,323    0.2

             Telecommunications      33,000    ++AAPT Limited                                  115,947          119,601    0.0
                                    115,600    ++Telstra Corporation Limited                   494,695          573,241    0.3
                                                                                          ------------     ------------   ----

                                                                                               610,642          692,842    0.3

                                                 Total Investments in Australia              5,265,939        5,807,726    2.8


Japan        Appliances &            10,100      Sony Corporation                              905,955          950,588    0.5
             Household
             Durables

             Automobiles            115,000      Fuji Heavy Industries, Ltd.                   586,805          752,693    0.4
                                     39,000      Toyota Motor Corporation                    1,059,274        1,066,280    0.5
                                                                                          ------------     ------------   ----
                                                                                             1,646,079        1,818,973    0.9

             Banking                144,000      The Asahi Bank, Ltd.                          656,226          685,998    0.3

             Beverages & Tobacco         74      Japan Tobacco, Inc.                           480,177          741,839    0.4


Merrill Lynch International Equity Fund, May 31, 1999


SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

PACIFIC
BASIN/ASIA                       Shares Held/                                                                Value       Percent of
(concluded)  Industries          Face Amount             Investments                       Cost            (Note 1a)     Net Assets
Japan        Broadcasting &          16,000      Nippon Broadcasting System,
(concluded)  Publishing                          Incorporated                             $    780,977     $    689,312    0.4%
                                      1,350      Nippon Television Network Corp.               406,228          469,760    0.2
                                                                                          ------------     ------------   ----
                                                                                             1,187,205        1,159,072    0.6

             Building Materials     116,000      Sekisui Chemical Co., Ltd.                    610,575          718,873    0.4
             & Components

             Business &              39,000      Ricoh Co., Ltd.                               429,053          432,974    0.2
             Public Services

             Chemicals               94,000      Kaneka Corporation                            484,904          822,403    0.4
                                     24,000      Shin-Etsu Chemical Co., Ltd.                  445,484          745,650    0.4
                                    144,000      Toray Industries, Inc.                        774,583          700,315    0.3
                                                                                          ------------     ------------   ----
                                                                                             1,704,971        2,268,368    1.1

             Construction &         161,000      Nishimatsu Construction Co., Ltd.             785,715          888,368    0.4
             Housing

             Convertible      US$ 1,070,000      MBL International Finance (Bermuda),
             Bonds                               3% due 11/30/2002                           1,305,400        1,182,350    0.6

             Data Processing &       79,000      Fujitsu Limited                             1,067,091        1,322,121    0.6
             Reproduction

             Electrical &           118,000      Hitachi Ltd.                                1,097,970          869,113    0.4
             Electronics             29,000      Square Co., Ltd.                            1,056,789          915,410    0.5
                                                                                          ------------     ------------   ----
                                                                                             2,154,759        1,784,523    0.9

             Electronic               5,000      Keyence Corporation                           558,407          724,938    0.4
             Components &            15,000      Murata Manufacturing Co., Ltd.                503,007          828,915    0.4
             Instrumentation             38    ++NTT Mobile Communication Network,
                                                 Inc. (d)                                    1,416,297        2,081,027    1.0
                                      7,000      Rohm Company Ltd.                             391,282          918,061    0.4
                                                                                          ------------     ------------   ----
                                                                                             2,868,993        4,552,941    2.2

             Financial               13,000      Jafco Co., Ltd.                               730,187          523,447    0.3
             Investment
             Company

             Financial              123,000      Daiwa Securities Group Inc.                   564,717          650,157    0.3
             Services           120,000,000    ++Sanwa International Finance Ltd.
                                                 (Convertible Preferred)                     1,054,922        1,028,998    0.6
                                        130      Shohkoh Fund & Co., Ltd.                       77,649           72,809    0.0
                                     12,700      Takefuji Corporation                          935,797        1,120,588    0.5
                                                                                          ------------     ------------   ----
                                                                                             2,633,085        2,872,552    1.4

             Health &                48,000      Fujisawa Pharmacturical Co., Ltd.             433,172          755,195    0.4
             Personal Care           29,000      Sankyo Company, Ltd.                          674,883          683,554    0.3
                                      9,000      Taisho Pharmaceutical Company, Ltd.           175,974          288,567    0.1
                                     19,000      Takeda Chemical Industries                    642,885          845,319    0.4
                                                                                          ------------     ------------   ----
                                                                                             1,926,914        2,572,635    1.2

             Industrial              28,000      Bridgestone Corp.                             506,856          735,377    0.4
             Components             131,000      NSK Limited                                   775,673          628,409    0.3
                                                                                          ------------     ------------   ----

                                                                                             1,282,529        1,363,786    0.7

             Insurance              136,000      Mitsui Marine and Fire Insurance
                                                 Company, Ltd.                                 728,750          685,070    0.3

             Machinery &            118,000      Komatsu Ltd.                                  677,422          701,939    0.4
             Engineering              4,400      THK Co., Ltd.                                  75,388           81,657    0.0
                                                                                          ------------     ------------   ----
                                                                                               752,810          783,596    0.4

             Merchandising            2,000      Art Vivant Co., Ltd.                           51,315           51,367    0.0
                                     12,000      Ito-Yokado Co., Ltd.                          704,348          716,819    0.4
                                     46,000      Uny Co., Ltd.                                 772,655          691,715    0.3
                                                                                          ------------     ------------   ----
                                                                                             1,528,318        1,459,901    0.7

             Metals--Steel          324,000      Nippon Steel Corporation                      891,751          681,823    0.3

             Multi-Industry          54,000      Ibiden Co., Ltd.                              750,040          876,885    0.4

             Non Index              660,099      Nikkei (Warrants)(g)                          521,969          280,009    0.1

             Real Estate             85,000      Mitsui Fudosan Co., Ltd.                      899,272          710,563    0.3

             Telecommunications          85      Nippon Telegraph & Telephone
                                                 Corporation (NTT)                             699,606          830,986    0.4

             Transportation--           134      East Japan Railway Company                    627,606          777,133    0.4
             Road & Rail            116,000      Nippon Express Co., Ltd.                      684,211          663,132    0.3
                                                                                          ------------     ------------   ----
                                                                                             1,311,817        1,440,265    0.7

             Wholesale &             81,000      Mitsui & Co., Ltd.                            594,130          518,749    0.2
             International Trade      6,400      Softbank Corporation                          863,586          737,034    0.4
                                                                                          ------------     ------------   ----
                                                                                             1,457,716        1,255,783    0.6

                                                 Total Investments in Japan                 31,916,963       34,844,289   16.9


New          Broadcasting           127,270    ++Sky Network Television Limited                242,815          200,220    0.1
Zealand      & Publishing

             Energy Sources          90,270      Fletcher Challenge Energy                     216,512          216,883    0.1

             Forest Products        321,410      Fletcher Challenge Paper                      307,541          273,459    0.1
             & Paper

             Telecommunications      81,970      Telecom Corporation of New Zealand
                                                 Limited                                       418,870          353,529    0.2

                                                 Total Investments in New Zealand            1,185,738        1,044,091    0.5


Philippines  Equity Basket           15,000      MSCI Philippines OPALS 'B' (c)(d)             679,350          716,400    0.4

                                                 Total Investments in the
                                                 Philippines                                   679,350          716,400    0.4


Singapore    Equity Basket           64,000      MSCI Singapore OPALS 'B' (c)                2,566,120        2,956,160    1.5

             Telecommunications     151,000      Singapore Telecommunications, Ltd.            220,962          254,804    0.1

                                                 Total Investments in Singapore              2,787,082        3,210,964    1.6


South        Appliances &               568    ++Samsung Electronics (GDR)(b)(d)                12,680           20,959    0.0
Korea        Household Durables

             Telecommunications         946      SK Telecom Co. Ltd. (ADR)(a)(d)                14,546           13,474    0.0

                                                 Total Investments in South Korea               27,226           34,433    0.0


Thailand     Equity Basket           11,000      MSCI Thailand OPALS (c)                     1,182,775        1,084,820    0.5

                                                 Total Investments in Thailand               1,182,775        1,084,820    0.5


                                                 Total Investments in the Pacific
                                                 Basin/Asia                                 43,045,073       46,742,723   22.7


Merrill Lynch International Equity Fund, May 31, 1999


SCHEDULE OF INVESTMENTS (concluded)                              (in US dollars)

SOUTHEAST                           Shares                                                                  Value        Percent of

ASIA         Industries                Held              Investments                       Cost            (Note 1a)     Net Assets
India        Beverages & Tobacco        200      ITC Ltd.                                 $      2,905     $      4,735    0.0%

             Chemicals                  308      Reliance Industries Ltd.                        1,595            1,114    0.0

             Health & Personal Care     200    ++Reckitt & Coleman of India Ltd.                 1,712            2,132    0.0

                                                 Total Investments in Southeast Asia             6,212            7,981    0.0

SHORT-TERM                           Face
SECURITIES                          Amount                  Issue
             US Government   US$ 10,150,000      Federal Home Loan Banks, 4.68%
             & Agency                            due 6/01/1999                              10,146,042       10,146,042    5.0
             Obligations*         1,500,000      US Treasury Bills, 4.22% due
                                                 7/22/1999 (f)                               1,490,505        1,490,625    0.7

                                                 Total Investments in Short-Term
                                                 Securities                                 11,636,547       11,636,667    5.7


OPTIONS               Nominal Value Covered                                                  Premiums
PURCHASED              by Options Purchased                                                    Paid
             Call Options            47,000      OCBC, expiring March 2000 at USD 0.01         222,280          298,779    0.1
             Purchased               40,000      DBS, expiring March 2000 at USD 0.01          221,090          321,280    0.2
                                     50,000      UOB, expiring March 2000 at USD 0.01          219,443          286,050    0.1
                                     50,000      SIA, expiring March 2000 at USD 0.01          221,375          355,400    0.2

             Currency Put        12,000,000      Japanese Yen, expiring October 1999
             Options                             at YEN 150                                    107,400            1,200    0.0
             Purchased

             Put Options              1,935      CAC 40, expiring June 1999 at USD
             Purchased                           37.73                                          73,633           50,552    0.0

                                                 Total Options Purchased                     1,065,221        1,313,261    0.6


                                                 Total Investments                         198,204,953     202,241,772    98.3


OPTIONS               Nominal Value Covered                                                Premiums
WRITTEN                  by Options Written                                                Received
             Currency Call       12,000,000      Japanese Yen, expiring October
             Options                             1999 at YEN 96.45                            (107,400)         (21,600)  (0.0)
             Written

                                                 Total Options Written                        (107,400)         (21,600)  (0.0)


                                                 Total Investments,
                                                 Net of Options Written                   $198,097,553      202,220,172   98.3
                                                                                          ============
             Interest Rate Swaps                                                                               (138,566)  (0.1)

             Variation Margin on Financial Futures Contracts**                                                  (81,578)   0.0

             Unrealized Appreciation on Forward Foreign Exchange Contracts***                                    27,246    0.0

             Other Assets Less Liabilities                                                                    3,731,266    1.8
                                                                                                           ------------  ------
             Net Assets                                                                                    $205,758,540  100.0%
                                                                                                           ============  ======

            *US Government & Agency Obligations are traded on a discount basis;
             the interest rates shown reflect the discount rate paid at the time of purchase by the Fund.
           **Financial futures contracts sold as of May 31, 1999 were as follows:


   Number of                                                 Expiration                               Value
   Contracts     Issue                     Exchange          Date                                    (Notes 1a & 1c)
        37       FT-SE 100                  LIFFE            June 1999                                $3,698,628
        11       All Ordinaries Index       Sydney FE        June 1999                                   515,968
         4       TSE--35 Index              Toronto SE       June 1999                                   526,352
                                                                                                      ----------
       Total Financial Futures Contracts Sold
      (Total Contract Price--$4,784,944)                                                              $4,740,948
                                                                                                      ==========

             Financial futures contracts purchased as of May 31, 1999 were as follows:

             Number of                                        Expiration       Value
             Contracts        Issue             Exchange         Date       (Notes 1a & 1c)

                20      Taiwan MSCI Index         SIMEX         June 1999    $   630,600
                68       Nikkei 225 Index         SIMEX         June 1999      4,491,549
                57          OMX Index              OML          June 1999        513,000
                24            CAC 40              MATIF         June 1999      1,075,180
                                                                             -----------
             Total Financial Futures Contracts Purchased
             (Total Contract Price--$6,997,339)                              $ 6,710,329
                                                                             ===========

          ***Forward foreign exchange contracts as of May 31, 1999 were as follows:

             Foreign                                    Unrealized
             Currency                Expiration        Appreciation
             Sold                       Date              (Note 1c)
             PHP       24,610,000      June 1999        $      649
             SG$        1,400,000      June 1999             3,933
             YEN      738,664,000      July 1999            22,664

             Total Unrealized Appreciation on Forward
             Foreign Exchange Contracts--Net
             (US$ Commitment--$7,642,931)               $   27,246
                                                        ==========

          (a)American Depositary Receipts (ADR).
          (b)Global Depositary Receipts (GDR).
          (c)Optimized Portfolio As Listed Securities (OPALS) are investments that are exchange quoted and provide an equivalent investment exposure to that of the specific Morgan Stanley Capital International (MSCI) country/sector index.
          (d)The security may be offered and sold to 'qualified institutional buyers' under Rule 144A of the Securities Act of 1933.
          (e)The rights may be exercised until 6/25/1999.
          (f)Security held as collateral in connection with open financial futures contracts.
          (g)Warrants entitle the Fund to purchase a predetermined number of shares of Common Stock and are non-income producing. The purchase price and number of shares are subject to adjustment under certain conditions until the expiration date.
          (h)The rights may be exercised until 6/30/2003.
          (i)Brady Bonds are securities that have been issued to refinance commercial bank loans and other debt. The risk associated with these instruments is the amount of any uncollateralized principal or interest payments since there is a high default rate of commercial bank loans by countries issuing these securities.
           ++Non-income producing security.


             See Notes to Financial Statements.
Merrill Lynch International Equity Fund, May 31, 1999


STATEMENT OF ASSETS AND LIABILITIES
                    As of May 31, 1999

Assets:             Investments, at value (identified cost--$197,139,732) (Note 1a)                       $  200,928,511
                    Options purchased, at value (cost--$1,065,221) (Notes 1a & 1c)                             1,313,261
                    Unrealized appreciation on forward foreign exchange contracts
                    (Note 1c)                                                                                     27,246
                    Foreign cash (Note 1b)                                                                       416,308
                    Cash                                                                                       1,084,017
                    Receivables:
                      Securities sold                                                    $    6,158,342
                      Dividends                                                               1,527,061
                      Beneficial interest sold                                                   94,140
                      Forward foreign exchange contracts (Note 1c)                               54,745
                      Interest                                                                   18,890        7,853,178
                                                                                         --------------
                    Prepaid registration fees and other assets (Note 1f)                                         584,106
                                                                                                          --------------
                    Total assets                                                                             212,206,627
                                                                                                          --------------


Liabilities:        Options written, at value (premiums received--$107,400)
                    (Notes 1a & 1c)                                                                               21,600
                    Interest rate swaps, at value (Notes 1c & 3)                                                 138,566
                    Payables:
                      Securities purchased                                                    4,642,154
                      Beneficial interest redeemed                                              832,537
                      Distributor (Note 2)                                                      129,562
                      Investment adviser (Note 2)                                               124,698
                      Forward foreign exchange contracts (Note 1c)                              102,773
                      Variation margin (Note 1c)                                                 81,578
                      Interest rate swap contracts (Notes 1c & 3)                                 5,929        5,919,231
                                                                                         --------------

                    Accrued expenses and other liabilities                                                       368,690
                                                                                                          --------------
                    Total liabilities                                                                          6,448,087
                                                                                                          --------------


Net Assets:         Net assets                                                                            $  205,758,540
                                                                                                          ==============


Net Assets          Class A Shares of beneficial interest, $0.10 par value, unlimited
Consist of:         number of shares authorized                                                           $      213,300
                    Class B Shares of beneficial interest, $0.10 par value, unlimited
                    number of shares authorized                                                                1,578,379
                    Class C Shares of beneficial interest, $0.10 par value, unlimited
                    number of shares authorized                                                                   70,049
                    Class D Shares of beneficial interest, $0.10 par value, unlimited
                    number of shares authorized                                                                  382,734
                    Paid-in capital in excess of par                                                         259,340,650
                    Accumulated realized capital losses on investments and foreign
                    currency transactions--net                                                                (3,000,383)
                    Accumulated distributions in excess of realized capital gains
                    on investments and foreign currency transactions--net (Note 1g)                          (56,646,573)
                    Unrealized appreciation on investments and foreign currency
                    transactions--net                                                                          3,820,384
                                                                                                          --------------
                    Net assets                                                                            $  205,758,540
                                                                                                          ==============


Net Asset           Class A--Based on net assets of $19,539,653 and 2,133,003
Value:                       shares of beneficial interest outstanding                                    $         9.16
                                                                                                          ==============
                    Class B--Based on net assets of $144,680,835 and 15,783,791
                             shares of beneficial interest outstanding                                    $         9.17
                                                                                                          ==============
                    Class C--Based on net assets of $6,327,941 and 700,487 shares
                             of beneficial interest outstanding                                           $         9.03
                                                                                                          ==============
                    Class D--Based on net assets of $35,210,111 and 3,827,337
                             shares of beneficial interest outstanding                                    $         9.20
                                                                                                          ==============

                    See Notes to Financial Statements.


STATEMENT OF OPERATIONS

                    For the Year Ended May 31, 1999
Investment Income   Dividends (net of $558,607 foreign withholding tax)                                   $    5,963,622
(Notes 1d & 1e):    Interest and discount earned                                                               1,934,055
                                                                                                          --------------
                    Total income                                                                               7,897,677
                                                                                                          --------------

Expenses:           Investment advisory fees (Note 2)                                    $    2,109,287
                    Account maintenance and distribution fees--Class B (Note 2)               2,041,156
                    Transfer agent fees--Class B (Note 2)                                       683,550
                    Custodian fees                                                              292,910
                    Accounting services (Note 2)                                                192,999
                    Transfer agent fees--Class D (Note 2)                                       134,308
                    Printing and shareholder reports                                            131,445
                    Account maintenance fees--Class D (Note 2)                                  114,287
                    Professional fees                                                           104,485
                    Account maintenance and distribution fees--Class C (Note 2)                  94,029
                    Transfer agent fees--Class A (Note 2)                                        63,169
                    Trustees' fees and expenses                                                  40,336
                    Registration fees (Note 1f)                                                  35,419
                    Transfer agent fees--Class C (Note 2)                                        32,995
                    Pricing fees                                                                 26,785
                    Organization expenses (Note 1f)                                               4,110
                    Other                                                                        14,159
                                                                                         --------------
                    Total expenses                                                                             6,115,429
                                                                                                          --------------
                    Investment income--net                                                                     1,782,248
                                                                                                          --------------

Realized &          Realized loss from:
Unrealized Loss on    Investments--net                                                       (5,085,323)
Investments &         Foreign currency transactions--net                                       (820,717)      (5,906,040)
Foreign Currency                                                                         --------------
Transactions--Net   Change in unrealized appreciation/depreciation on:
(Notes 1b, 1c,        Investments--net                                                      (12,338,951)
1e & 3):              Foreign currency transactions--net                                     (2,052,133)     (14,391,084)
                                                                                         --------------   --------------
                    Net realized and unrealized loss on investments and foreign
                    currency transactions                                                                    (20,297,124)
                                                                                                          --------------

                    Net Decrease in Net Assets Resulting from Operations                                  $  (18,514,876)
                                                                                                          ==============

                    See Notes to Financial Statements.


Merrill Lynch International Equity Fund, May 31, 1999


STATEMENTS OF CHANGES IN NET ASSETS

                                                                                            For the Year Ended May 31,
                    Increase (Decrease) in Net Assets:                                        1999             1998
Operations:         Investment income--net                                               $    1,782,248   $    1,123,347
                    Realized gain (loss) on investments and foreign currency
                    transactions--net                                                        (5,906,040)      19,117,687
                    Change in unrealized appreciation/depreciation on investments and
                    foreign currency transactions--net                                      (14,391,084)     (74,763,524)
                                                                                         --------------   --------------
                    Net decrease in net assets resulting from operations                    (18,514,876)     (54,522,490)
                                                                                         --------------   --------------

Distributions to    Realized gain on investments--net:
Shareholders          Class A                                                                        --       (3,212,433)
(Note 1g):            Class B                                                                        --      (35,928,520)
                      Class C                                                                        --       (1,650,362)
                      Class D                                                                        --       (8,612,883)
                    In excess of realized gain on investments--net:
                      Class A                                                                  (938,942)      (2,887,423)
                      Class B                                                                (8,734,187)     (32,293,544)
                      Class C                                                                  (406,931)      (1,483,391)
                      Class D                                                                (2,160,659)      (7,741,497)
                                                                                         --------------   --------------
                    Net decrease in net assets resulting from distributions
                    to shareholders                                                         (12,240,719)     (93,810,053)
                                                                                         --------------   --------------

Beneficial          Net decrease in net assets derived from beneficial interest
Interest            transactions                                                           (191,371,781)    (195,416,794)
Transactions                                                                             --------------   --------------
(Note 4):

Net Assets:         Total decrease in net assets                                           (222,127,376)    (343,749,337)
                    Beginning of year                                                       427,885,916      771,635,253
                                                                                         --------------   --------------
                    End of year*                                                         $  205,758,540   $  427,885,916
                                                                                         ==============   ==============

                   *Undistributed investment income--net (Note 1h)                       $           --   $    1,123,347
                                                                                         ==============   ==============

                    See Notes to Financial Statements.


FINANCIAL HIGHLIGHTS

                                                                                           Class A
                                                                                                                 For the
                    The following per share data and ratios have                                                  Period
                    been derived from information provided in                                                   Oct. 21,
                    the financial statements.                                                                   1994++ to
                                                                               For the Year Ended May 31,        May 31,
                    Increase (Decrease) in Net Asset Value:            1999++++    1998++++  1997++++  1996++++    1995
Per Share           Net asset value, beginning of period              $   9.57   $  12.58  $  11.94  $  10.25   $  11.73
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .13        .12       .12       .16        .26
                    Realized and unrealized gain (loss) on
                    investments and foreign
                    currency transactions--net                            (.18)     (1.08)     1.09      1.53      (1.05)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.05)      (.96)     1.21      1.69       (.79)
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                                --         --      (.24)       --       (.15)
                      In excess of investment income--net                   --         --      (.01)       --         --
                      Realized gain on investments--net                     --      (1.08)     (.32)       --       (.54)
                      In excess of realized gain on
                      investments--net                                    (.36)      (.97)       --        --         --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.36)     (2.05)     (.57)       --       (.69)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $   9.16   $   9.57  $  12.58  $  11.94   $  10.25
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.35%)    (6.02%)   10.76%    16.49%     (6.78%)+++

Return:**                                                             ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.33%      1.16%     1.11%     1.06%      1.23%*
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               1.54%      1.08%     1.04%     1.47%      4.64%*
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $ 19,540   $ 33,960  $ 44,624  $116,628   $ 74,478
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 132.43%    107.50%    60.56%    71.86%     63.95%
                                                                      ========   ========  ========  ========   ========

                   *Annualized.
                  **Total investment returns exclude the effects of sales loads. ++Commencement of operations.
                ++++Based on average shares outstanding.
                 +++Aggregate total investment return.

                    See Notes to Financial Statements.


Merrill Lynch International Equity Fund, May 31, 1999


FINANCIAL HIGHLIGHTS (concluded)

                    The following per share data and ratios  have
                    been derived from information provided in the
                    financial statements.                                                  Class B
                                                                                  For the Year Ended May 31,
                    Increase (Decrease) in Net Asset Value:             1999++     1998++    1997++    1996++      1995
Per Share           Net asset value, beginning of year                $   9.62   $  12.42  $  11.76  $  10.19   $  11.44
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .04         --+++    .01       .04        .02
                    Realized and unrealized gain (loss) on
                    investments and foreign currency
                    transactions--net                                     (.19)     (1.04)     1.08      1.53       (.69)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.15)     (1.04)     1.09      1.57       (.67)
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                                --         --      (.10)       --       (.04)
                      In excess of investment income--net                   --         --      (.01)       --         --
                      Realized gain on investments--net                     --       (.93)     (.32)       --       (.54)
                      In excess of realized gain on
                      investments--net                                    (.30)      (.83)       --        --         --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.30)     (1.76)     (.43)       --       (.58)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $   9.17   $   9.62  $  12.42  $  11.76   $  10.19
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (1.36%)    (7.01%)    9.70%    15.41%     (5.91%)
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             2.39%      2.20%     2.14%     2.09%      2.13%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income (loss)--net                         .41%      (.01%)     .08%      .37%       .23%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $144,681   $311,520  $583,213  $945,368   $961,941
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 132.43%    107.50%    60.56%    71.86%     63.95%
                                                                      ========   ========  ========  ========   ========


                                                                                           Class C
                                                                                                                 For the
                    The following per share data and ratios have                                                  Period
                    been derived from information provided in                                                   Oct. 21,
                    the financial statements.                                                                  1994++++ to
                                                                             For the Year Ended May 31,          May 31,
                    Increase (Decrease) in Net Asset Value:             1999++     1998++    1997++   1996++       1995
Per Share           Net asset value, beginning of period              $   9.49   $  12.26  $  11.65  $  10.10   $  11.62
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .03         --+++     --+++    .05        .24
                    Realized and unrealized gain (loss) on
                    investments and foreign currency transactions
                    --net                                                 (.19)     (1.02)     1.08      1.50      (1.09)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.16)     (1.02)     1.08      1.55       (.85)
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                                --         --      (.14)       --       (.13)
                      In excess of investment income--net                   --         --      (.01)       --         --
                      Realized gain on investments--net                     --       (.92)     (.32)       --       (.54)

                      In excess of realized gain on
                      investments--net                                    (.30)      (.83)       --        --         --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.30)     (1.75)     (.47)       --       (.67)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of period                    $   9.03   $   9.49  $  12.26  $  11.65   $  10.10
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                  (1.50%)    (6.96%)    9.71%    15.35%     (7.36%)+++++
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             2.40%      2.21%     2.15%     2.09%      2.30%**
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income (loss)--net                         .40%      (.01%)     .04%      .45%      4.26%**
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of period (in thousands)          $  6,328   $ 14,717  $ 24,774  $ 46,985   $ 25,822
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 132.43%    107.50%    60.56%    71.86%     63.95%
                                                                      ========   ========  ========  ========   ========



                    The following per share data and ratios have
                    been derived from information provided in
                    the financial statements.                                              Class D
                                                                                  For the Year Ended May 31,
                    Increase (Decrease) in Net Asset Value:             1999++     1998++    1997++    1996++     1995
Per Share           Net asset value, beginning of year                $   9.63   $  12.59  $  11.94  $  10.27   $  11.51
Operating                                                             --------   --------  --------  --------   --------
Performance:        Investment income--net                                 .11        .09       .10       .13        .10
                    Realized and unrealized gain (loss) on
                    investments and foreign currency
                    transactions--net                                     (.20)     (1.07)     1.09      1.54       (.68)
                                                                      --------   --------  --------  --------   --------
                    Total from investment operations                      (.09)      (.98)     1.19      1.67       (.58)
                                                                      --------   --------  --------  --------   --------
                    Less dividends and distributions:
                      Investment income--net                                --         --      (.21)       --       (.12)
                      In excess of investment income--net                   --         --      (.01)       --         --
                      Realized gain on investments--net                     --      (1.04)     (.32)       --       (.54)
                      In excess of realized gain on invest-
                      ments--net                                          (.34)      (.94)       --        --         --
                                                                      --------   --------  --------  --------   --------
                    Total dividends and distributions                     (.34)     (1.98)     (.54)       --       (.66)
                                                                      --------   --------  --------  --------   --------
                    Net asset value, end of year                      $   9.20   $   9.63  $  12.59  $  11.94   $  10.27
                                                                      ========   ========  ========  ========   ========

Total Investment    Based on net asset value per share                   (.70%)    (6.18%)   10.50%    16.26%     (5.11%)
Return:*                                                              ========   ========  ========  ========   ========

Ratios to Average   Expenses                                             1.59%      1.42%     1.36%     1.31%      1.34%
Net Assets:                                                           ========   ========  ========  ========   ========
                    Investment income--net                               1.23%       .77%      .86%     1.13%       .85%
                                                                      ========   ========  ========  ========   ========

Supplemental        Net assets, end of year (in thousands)            $ 35,210   $ 67,689  $119,024  $175,151   $188,583
Data:                                                                 ========   ========  ========  ========   ========
                    Portfolio turnover                                 132.43%    107.50%    60.56%    71.86%     63.95%
                                                                      ========   ========  ========  ========   ========

                   *Total investment returns exclude the effects of sales loads.
                  **Annualized.
                  ++Based on average shares outstanding.
                ++++Commencement of operations.
                 +++Amount is less than $.01 per share.
               +++++Aggregate total investment return.

                    See Notes to Financial Statements.


Merrill Lynch International Equity Fund, May 31, 1999


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch International Equity Fund (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's financial statements are prepared in accordance with generally accepted accounting principles which may require the use of management accruals and estimates. The Fund offers four classes of shares under the Merrill Lynch Select Pricing SM System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Portfolio securities which are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not available are valued at fair value as determined in good faith by or under the direction of the Fund's Board of Trustees.

(b) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(c) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity, debt, and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Fund may purchase or sell financial futures contacts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Fund deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Fund agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Fund as unrealized gains or losses. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Foreign currency options and futures--The Fund may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund.

* Forward foreign exchange contracts--The Fund is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Fund's records. However, the effect on operations is recorded from the date the Fund enters into such contracts.

* Interest rate swaps--The Fund is authorized to enter into equity swap agreements, which are over-the-counter contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate of the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

* Options--The Fund is authorized to write and purchase put and call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends, and capital gains at various rates.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income (including amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(f) Deferred organization expenses and prepaid registration fees--Deferred organization expenses are charged to expense on a straight-line basis over a five-year period. Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates. Distributions in excess of realized capital gains are due primarily to differing tax treatments for post-October losses.

(h) Reclassification--Generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, current year's permanent book/tax differences of $2,905,595 have been reclassified between accumulated net realized capital losses and undistributed net investment income and $62 has been reclassified between paid-in capital in excess of par and undistributed net investment income. These reclassifications have no effect on net assets or net asset values per share.


2. Investment Advisory Agreement and Transactions with Affiliates: The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly- owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor ("MLFD" or the "Distributor"), a division of Princeton Funds Distributor, Inc. ("PFD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee of 0.75%, on an annual basis, of the average daily value of the Fund's net assets. MLAM has entered into a Sub-Advisory Agreement with Merrill Lynch Asset Management U.K., Ltd. ("MLAM U.K."), an affiliate of MLAM, pursuant to which MLAM pays MLAM U.K. a fee in an amount to be determined from time to time by MLAM and MLAM U.K. but in no event in excess of the amount that MLAM actually receives. For the year ended May 31, 1999, MLAM paid MLAM U.K. a fee of $97,386 pursuant to such Agreement.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:


                                          Account       Distribution
                                      Maintenance Fee      Fee

Class B                                     0.25%          0.75%
Class C                                     0.25%          0.75%

Class D                                     0.25%           --


Merrill Lynch International Equity Fund, May 31, 1999


NOTES TO FINANCIAL STATEMENTS (concluded)

Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund. The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended May 31, 1999, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:


                              MLFD      MLPF&S

Class A                       $ 67      $1,234
Class D                       $635      $8,967


For the year ended May 31, 1999, MLPF&S received contingent deferred sales charges of $11,000 and $2,037 relating to transactions in Class B and Class C Shares, respectively.

In addition, MLPF&S received $30,307 in commissions on the execution of portfolio security transactions for the Fund for the year ended May 31, 1999.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or trustees of the Fund are officers and/or directors of MLAM, PSI, FDS, PFD, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, the year ended May 31, 1999 were $359,205,813 and $541,857,262, respectively.

Net realized gains (losses) the year ended May 31, 1999 and unrealized gains (losses) as of May 31, 1999 were as follows:


                                          Realized       Unrealized
                                       Gains (Losses)  Gains (Losses)
Investments:
 Long-term                              $  4,403,791    $   3,788,659
 Short-term                                    8,623              120
 Financial futures contracts              (9,064,247)        (243,014)
 Interest rate swaps                              --         (138,566)
 Options written                             117,532               --
 Options purchased                          (551,022)         354,240
                                        ------------    -------------
Total investments                         (5,085,323)       3,761,439
                                        ------------    -------------
Currency transactions:
 Options purchased                           755,300         (106,200)
 Options written                                  --           85,800
 Forward foreign exchange contracts       (1,714,900)          27,246
 Foreign currency transactions               138,883           52,099
                                        ------------    -------------
Total currency transactions                 (820,717)          58,945
                                        ------------    -------------
Total                                   $ (5,906,040)   $   3,820,384
                                        ============    =============


The Fund has entered into the following equity swaps as of May 31, 1999:

                                          Interest Paid
Notional                               Current                   Expiration
Amount          Return Received          Rate       Type            Date

$    600,000   Price return++           6.495%    Variable*      10/28/1999

E  3,748,384   Price return plus
               net dividends++++        3.081%    Variable**     11/22/1999

[FN]
  ++The Fund receives the price return of the Hang Seng China Affiliated
    Corporations Index.
++++The Fund receives the price return plus net dividends of the European ex UK
    Small--Cap Basket.
   *3-month US$ LIBOR plus 1.50% at reset date.
  **3-month 1 Euribor plus 0.50% at reset date.


Transactions in call options written for the year ended May 31, 1999 were as follows:

                                        Nominal Value
                                          Covered by       Premiums
                                       Written Options     Received
Outstanding call options written at
beginning of year                        $   862,711    $      55,794
Options written                           12,027,675          169,138
Options expired                            (890,386)        (117,532)
                                         -----------    -------------
Outstanding call options
written at end of year                   $12,000,000    $     107,400
                                         ===========    =============


As of May 31, 1999, net unrealized appreciation for Federal income tax purposes aggregated $2,868,209, of which $14,327,007 related to appreciated securities and $11,458,798 related to depreciated securities. At May 31, 1999, the aggregate cost of investments, net of written options, for Federal income tax purposes was $199,372,362.


4. Beneficial Interest Transactions:
Net decrease in net assets derived from beneficial interest transactions was $191,371,781 and $195,416,794 for the years ended May 31, 1999 and May 31, 1998, respectively.

Transactions in shares of beneficial interest for each class were as follows:

Class A Shares for the Year                Dollar
Ended May 31, 1999                         Shares          Amount

Shares sold                                2,821,668   $   24,743,753
Shares issued to shareholders in
reinvestment of distributions                 89,014          770,857
                                        ------------   --------------
Total issued                               2,910,682       25,514,610
Shares redeemed                           (4,324,572)     (38,209,253)
                                        ------------   --------------
Net decrease                              (1,413,890)  $  (12,694,643)
                                        ============   ==============


Class A Shares for the Year                 Dollar
Ended May 31, 1998                          Shares          Amount

Shares sold                                2,078,080   $   21,677,428
Shares issued to shareholders in
reinvestment of distributions                633,646        5,506,383
                                        ------------   --------------
Total issued                               2,711,726       27,183,811
Shares redeemed                           (2,710,923)     (28,909,949)
                                        ------------   --------------
Net increase (decrease)                          803   $   (1,726,138)
                                        ============   ==============


Class B Shares for the Year                                Dollar
Ended May 31, 1999                         Shares          Amount

Shares sold                                1,609,034   $   14,026,196
Shares issued to shareholders in
reinvestment of distributions                865,770        7,566,829
                                        ------------   --------------
Total issued                               2,474,804       21,593,025
Shares redeemed                          (18,505,828)    (160,465,559)
Automatic conversion of shares              (557,225)      (4,801,584)
                                        ------------   --------------
Net decrease                             (16,588,249)  $ (143,674,118)
                                        ============   ==============


Class B Shares for the Year                                Dollar
Ended May 31, 1998                         Shares          Amount

Shares sold                                5,510,516   $   60,695,234
Shares issued to shareholders in
reinvestment of distributions              6,679,391       58,578,259
                                        ------------   --------------

Total issued                              12,189,907      119,273,493
Shares redeemed                          (26,306,021)    (275,682,157)
Automatic conversion of shares              (474,667)      (5,290,768)
                                        ------------   --------------
Net decrease                             (14,590,781)  $ (161,699,432)
                                        ============   ==============


Class C Shares for the Year                                Dollar
Ended May 31, 1999                         Shares          Amount

Shares sold                                1,353,123   $   11,684,660
Shares issued to shareholders in
reinvestment of distributions                 42,444          365,869
                                        ------------   --------------
Total issued                               1,395,567       12,050,529
Shares redeemed                           (2,246,127)     (19,457,861)
                                        ------------   --------------
Net decrease                                (850,560)  $   (7,407,332)
                                        ============   ==============


Class C Shares for the Year                                Dollar
Ended May 31, 1998                         Shares          Amount

Shares sold                                1,734,570   $   19,355,604
Shares issued to shareholders in
reinvestment of distributions                320,806        2,774,977
                                        ------------   --------------
Total issued                               2,055,376       22,130,581
Shares redeemed                           (2,524,843)     (27,261,896)
                                        ------------   --------------
Net decrease                                (469,467)  $   (5,131,315)
                                        ============   ==============


Class D Shares for the Year                                Dollar
Ended May 31, 1999                         Shares          Amount

Shares sold                                  519,404   $    4,483,336
Automatic conversion of shares               557,482        4,801,584
Shares issued to shareholders in
reinvestment of distributions                217,407        1,895,784
                                        ------------   --------------
Total issued                               1,294,293       11,180,704
Shares redeemed                           (4,499,271)     (38,776,392)
                                        ------------   --------------
Net decrease                              (3,204,978)  $  (27,595,688)
                                        ============   ==============


Class D Shares for the Year                                Dollar
Ended May 31, 1998                         Shares          Amount

Shares sold                                3,449,207   $   39,786,340
Automatic conversion of shares               470,693        5,290,768
Shares issued to shareholders in
reinvestment of distributions              1,613,654       14,103,337
                                        ------------   --------------
Total issued                               5,533,554       59,180,445
Shares redeemed                           (7,952,491)     (86,040,354)
                                        ------------   --------------
Net decrease                              (2,418,937)  $  (26,859,909)
                                        ============   ==============


5. Commitments:
At May 31, 1999, the Fund had entered into foreign exchange contracts, in addition to the contracts listed on the Schedule of Investments, under which it had agreed to sell foreign currency with an approximate value of $4,775,000.


6. Capital Loss Carryforward:
At May 31, 1999, the Fund had a net capital loss carryforward of approximately $54,741,000, all of which expires in 2007. This amount will be available to offset like amounts of any future taxable gains.



Merrill Lynch International Equity Fund, May 31, 1999

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders,
Merrill Lynch International Equity Fund:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch International Equity Fund as of May 31, 1999, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at May 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch International Equity Fund as of May 31, 1999, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
July 16, 1999



IMPORTANT TAX INFORMATION (unaudited)

The following information summarizes all per share distributions paid by Merrill Lynch International Equity Fund during the fiscal year ended May 31, 1999:

                                    Non-Qualifying                        Total      Foreign Taxes
Record               Payable           Ordinary            Foreign        Ordinary      Paid or         Long-Term
 Date                 Date              Income          Source Income     Income       Withheld       Capital Gains*
Class A Shares
8/05/98              8/13/98       $       .246136$       .109231$       .355367$       .011337$       .000726

Class B Shares
8/05/98              8/13/98       $       .209948$       .093172$       .303120$       .011337$       .000726

Class C Shares
8/05/98              8/13/98       $       .209362$       .092911$       .302273$       .011337$       .000726

Class D Shares
8/05/98              8/13/98       $       .237544$       .105418$       .342962$       .011337$       .000726


The foreign taxes paid or withheld represent taxes incurred by the Fund on dividends received by the Fund from foreign sources. Foreign taxes paid or withheld should be included in taxable income with an offsetting deduction from gross income or as a credit for taxes paid to foreign governments. You should consult your tax adviser regarding the appropriate treatment of foreign taxes paid.

Please retain this information for your records.

[FN]
*All of the long-term capital gains distributions are subject to the 20% tax rate.


Merrill Lynch International Equity Fund, May 31, 1999


EQUITY PORTFOLIO CHANGES (unaudited)


For the Quarter Ended May 31, 1999



Additions

 AAPT Limited
*ABB AG (Bearer) (New)
 ASDA Group PLC
 Abbey National PLC
 Alberta Energy Company Ltd.

 Anglo American PLC
 Art Vivant Co., Ltd.
 BG PLC
 Bank Austria AG
*The Bank of Tokyo-Mitsubishi, Ltd.
 Barclays PLC
 Bass PLC
 The Berkeley Group PLC
 Cap Gemini SA
 Compagnie Generale des Etablissements
   Michelin 'B'
 Computacenter PLC
*Contact Energy Ltd.
*FirstRand Limited
 Fletcher Challenge Energy
 Fletcher Challenge Paper
 GKN PLC
 Genesis Chile Fund
 Halifax
 Hoechst AG
*Imperial Oil
 KPN NV Komatsu Ltd.
*Korea Electric Power Corporation (ADR)
 Laidlaw Inc.
 MSCI Belgium OPALS 'B'
 MSCI Brazil OPALS
 MSCI Denmark OPALS 'B'
 MSCI European OPALS 'B'
*MSCI German OPALS 'B'
 MSCI Norway OPALS 'B'
 MSCI Philippines OPALS 'B'
*MSCI South Korea OPALS 'B'
 MSCI Thailand OPALS
 Mitsui Marine and Fire Insurance
   Company, Ltd.
 National Power PLC
*Nedcor Limited
 Nortel Networks Corporation
 Pioneer International Limited
 Publishing & Broadcasting Limited
*Railtrack Group PLC
 Renaissance Energy Ltd.
 Rexam PLC
 Sankyo Company, Ltd.
 Sanofi-Synthelabo SA
 Schroders PLC
 Shohkoh Fund & Co., Ltd.
*Siam Commercial Bank Public Company
   Limited 'Foreign'
 Singapore Telecommunications, Ltd.
 Skandinaviska Enskilda Banken (SEB) 'A'
 Societe Generale 'A'
 Softbank Corporation
 Square Co., Ltd.
 Sun Life and Provincial Holdings PLC
 Svenska Cellulosa AB (SCA) 'B'
 THK Co., Ltd.
 TNT Post Group NV
 Telefonica, SA (New Shares)
*Thomson Travel Group PLC
 Toray Industries, Inc.
 The Toronto-Dominion Bank
 Usinor SA
 Volvo AB 'B'
 WPP Group PLC
 Wienerberger Baustoffindustrie AG
 Woolworths Limited


Deletions

*ABB AG (Bearer) (New)
 Adidas-Salomon AG
 Alcatel
 Alpha Credit Bank
 Anritsu Corp.
 Australia and New Zealand Banking
   Group Ltd.
 BIG Bank Gdanski SA (GDR)
 Banco Central Hispanoamericano (BCH)
*The Bank of Tokyo-Mitsubishi, Ltd.
 Banyu Pharmaceutical Co., Ltd.
 British American Tobacco PLC
 The British Land Company PLC
 Cable & Wireless Optus Limited
 Canal Plus
 Carter Holt Harvey Limited
 Cominco Ltd.
*Contact Energy Ltd.
 Enbridge Inc.
 Enterprise Oil PLC

*FirstRand Limited
 Fleming Japanese Investment Trust PLC
 Fujikura Ltd.
 Guardian Royal Exchange PLC
 Heineken NV
 Hellenic Bottling Co.
 Hindustan Petroleum Corporation Ltd.
 Hong Kong and China Gas Company Ltd.
 Hutchison Whampoa Limited
*Imperial Oil
 Imasco Limited
 Imperial Tobacco Group PLC
 Indian Petrochemicals Corp. Ltd.
 Irish Permanent PLC
 Kingfisher PLC
*Korea Electric Power Corporation (ADR)
 Lagardere S.C.A.
 MSCI France OPALS 'B'
*MSCI German OPALS 'B'
 MSCI Hong Kong OPALS 'B'
 MSCI Italy OPALS 'B'
*MSCI South Korea OPALS 'B'
 Merkantildata ASA
 Metro AG
 Metro AG
 Minorco SA (Minerals & Resources
   Corporation Limited)
 Mitsubishi Trust & Banking Corp.
 NTT Data Corporation
 National Bank Of Greece SA (GDR)
*Nedcor Limited
 Next PLC
 Noranda
 Northern Telecom Ltd.
 Pearson PLC
 The Peninsular and Oriental Steam Navigation Company
 Pernod Ricard
 Pioneer Electronic Corporation
 Power Corporation of Canada
 Provident Financial PLC
*Railtrack Group PLC
 Ranbaxy Laboratories Limited
 Rolls-Royce PLC
 Rothmans Holdings, Ltd.
 SAP AG (Systeme, Anwendungen,
   Produkte in der Datenverarbeitung)
 Saga Petroleum ASA
 Shell Transport & Trading Co. PLC
*Siam Commercial Bank Public Company
   Limited 'Foreign'
 State Bank of India
 Steel Authority Of India
 TABCORP Holdings Limited
 TDK Corporation
 Tata Chemicals Limited
*Thomson Travel Group PLC
 Tokyu Corporation
 Toyo Seikan Kaisha, Ltd.
 TransCanada PipeLines Limited
 Uniden Corp.
 United Dominion Industries Limited
 United Utilities PLC
 Videsh Sanchar Nigam Ltd. (GDR)
 Wolters Kluwer NV 'A'

[FN]
*Added and deleted in the same quarter.


PORTFOLIO INFORMATION (unaudited)


Worldwide
Investments as of
May 31, 1999

                                       Percent of
Ten Largest Equity Holdings            Net Assets

BP Amoco PLC                                2.0%
MSCI Singapore OPALS 'B'                    1.5
British Telecommunications PLC              1.3
DaimlerChrysler AG                          1.3
Vodafone Group PLC                          1.2
NTT Mobile Communication
   Network, Inc.                            1.0
MSCI Brazil OPALS                           1.0
MSCI Belgium OPALS 'B'                      1.0
ING Groep NV                                1.0
ENI SpA                                     0.9

                                       Percent of
Ten Largest Countries                  Net Assets

United Kingdom                             20.6%
Japan                                      16.9
Germany                                     9.9
France                                      9.3
Netherlands                                 4.5
Italy                                       4.3
Switzerland                                 3.6
Spain                                       3.2
Sweden                                      3.0
Canada                                      2.9


                                       Percent of
Geographical Asset Mix*                Net Assets
Europe (Ex-United Kingdom and
   Ireland)                                42.8%
United Kingdom and Ireland                 21.0
Japan                                      16.9
Pacific Basin (Ex-Japan)                    5.8
North America                               2.9
Other Emerging Markets                      2.6

[FN]
*Percent of net assets may not equal 100% and excludes the impact of futures and options.



Ten Largest Industries                 Percent of
(Equity Investments)                   Net Assets
Telecommunications                         10.6%
Banking                                    10.6
Energy Sources                              6.3
Health & Personal Care                      5.3
Insurance                                   4.9
Merchandising                               4.7
Financial Services                          3.3
Automobiles                                 2.9
Electrical & Electronics                    2.9
Business & Public Services                  2.7



Financial Futures Contracts

                                                           Percent of
Country                Issue              Exchange         Net Assets
Australia       All Ordinaries Index     Sydney FE           (0.3)%
Canada              TSE--35 Index        Toronto SE          (0.3)
Euro                   CAC 40              MATIF              0.5
Japan             Nikkei 225 Index         SIMEX              2.2
Sweden               OMX Index              OML               0.2
United Kingdom       FT-SE 100             LIFFE             (1.8)
                                                             -----
                                                              0.5%
                                                             =====